Exhibit 10.14

PEOPLE’S UNITED FINANCIAL, INC.

SECOND AMENDED AND RESTATED

DIRECTORS’ EQUITY COMPENSATION PLAN

ARTICLE 1

Purposes and Definitions

1.1 Purposes. The purposes of the Plan are (a) to assist the Company in attracting and retaining qualified individuals to serve as Directors and (b) to more closely align the interests of Directors with the interests of the Company’s stockholders.

1.2 Definitions. Whenever used in the Plan, the following terms shall have the meaning set forth or referenced below:

(a)	“Award” has the meaning set forth in Section 2.2 hereof.

(b)	“Bank” means People’s United Bank, a federally chartered capital stock savings bank, and any successor thereto.

(c)	“Beneficiary” means any person (including corporations, unincorporated associations or trusts) entitled to receive certificates representing Compensation Shares pursuant to any provision of this Plan as a result of a Participant’s death.

(d)	“Board” means the board of directors of the Company.

(e)	“Business Day” means any day other than a Saturday, Sunday or legal holiday.

(f)	“Change in Control” means a Change in Control as defined in Section 3.1(d)(ii).

(g)	“Committee” means the Compensation, Nominating and Governance Committee of the Board or any successor committee of the Board.

(h)	“Company” means People’s United Financial, Inc., a Delaware corporation, and any successor thereto.

(i)	“Compensation Shares” means shares of Stock issued to a Participant pursuant to this Plan and, where appropriate, includes any securities distributable to the Participant by reason of his or her ownership of Compensation Shares; provided that any such securities shall, for purposes of Section 3.1, be treated as if they had been issued at the time the Compensation Shares giving rise to such distribution were first issued (or are deemed to have been issued) to the Participant.

(j)	“Director” means any individual serving on the Board who is not an employee of the Company, the Bank, or any Subsidiary, but does not include an honorary, advisory or emeritus director.

(k)	“Effective Date” means April 16, 2007, and “Supplemental Effective Date” means April 17, 2014.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

(m)	“Fair Market Value” means as of a particular date:

(i)	if the Stock is not then listed or admitted to trading on a national securities exchange (as that term is used in Section 6 of the Exchange Act), and prices of trades in Stock are regularly reported by the Nasdaq Stock Market, Inc. (“NASDAQ”), the mean between the high and low selling prices for Stock on such date as reported by NASDAQ or, in the event no high and low selling prices for Stock are reported by NASDAQ for such date, then the mean between the high and low selling prices reported by NASDAQ for the most recent day for which both high and low selling prices are so reported; or

(ii)	if the Stock is then listed or admitted to trading on one or more national securities exchanges, the mean between the high and low selling prices at which Stock is traded on the principal securities exchange on which the Stock is so traded on such date or, if Stock is not so traded on such date, the mean between the high and low selling prices at which Stock was traded on such exchange on the most recent day on which Stock was so traded; or

(iii)	if neither (i) nor (ii) is applicable, such amount as the Committee shall determine on the basis of such factors as it deems relevant.

(n)	“Interim Award” has the meaning set forth in Section 6.3 hereof.

(o)	[Reserved]

(p)	“Participant” means a Director who is a participant in the Plan.

(q)	“Plan” means the People’s United Financial, Inc. Directors’ Equity Compensation Plan as set forth herein (as it may be amended from time to time).

(r)	“Plan Year” means the calendar year.

(s)	[Reserved]

(t)	“Stock” means the common stock of the Company, par value $0.01 per share, or in the case of a consolidation or merger of the Company with or into any other corporation, such equity securities for which shares of common stock of the Company shall have been exchanged.

(u)	“Subsidiary” means any corporation in which the Company owns, directly or indirectly through one or more other Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

(v)	“Tax Election” means the written election filed at the option of a Director with the Internal Revenue Service, as described in Section 2.3.

ARTICLE 2

Participation in the Plan

2.1 Eligibility All Directors shall be Participants in the Plan.

2.2 Annual Grants. Immediately following each annual meeting of the Company’s stockholders, each Director shall receive a number of Compensation Shares (an “Award”) determined by (a) dividing $95,000 by the Fair Market Value of a share of Stock on the last business day immediately prior to the date the Award is made, and (b) rounding the result so obtained to the next-higher whole share.

2.3 Optional Tax Election. Each Director receiving an Award of Compensation Shares for a particular Plan Year may, at his or her option, execute an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her taxable income for such Plan Year the value (as of the Award date) of the shares so awarded. The Tax Election must be filed with the Internal Revenue Service in accordance with applicable regulations as in effect from time to time.

2.4 Shares Reserved. The total number of shares of Stock reserved and available for issuance pursuant to this Plan shall be One Million One Hundred Ninety Two Thousand Five Hundred (1,192,500) shares, subject to adjustment pursuant to Section 2.7.

2.5 Method of Issuance. Compensation Shares awarded to a Participant shall be represented by one or more certificates registered in the name of the Participant or if such shares are uncertificated, by appropriate entries made to a book-entry account maintained in such Participant’s name by the Company’s transfer agent. Certificates representing Compensation Shares, if issued, shall be held in custody by the Company until delivered in accordance with Section 3.1.

2.6 Vesting and Holding Period. A Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber any Compensation Shares until (a) such shares have vested in accordance with the vesting schedule set forth in Section 2.7 of this Agreement, and (b) such time as the shares are delivered to him or her in accordance with Section 3.1.

2.7 Vesting Schedule; Forfeiture. (a) All Compensation Shares made the subject of an Award in any Plan Year prior to 2012 shall vest on the date the Award is made.

(b) All Compensation Shares made the subject of an Award in any Plan Year subsequent to 2011 shall vest on the earliest of (i) the first anniversary of the grant date, or (ii) the date on which the annual meeting of the Company’s stockholders is held in the year following the year in which the Award was made, or (iii) the date on which a Participant’s service as a Director ceases by reason of his or her death or disability, or (iv) the date on which a Change in Control occurs. Except as set forth in the preceding sentence, all unvested Compensation Shares shall be forfeited on the date a Participant’s service as a Director of the Company ceases.

2.8 Adjustments. The total number of shares of Stock reserved for issuance under the Plan shall be adjusted to reflect any stock split, stock dividend, recapitalization, merger, consolidation, corporate reorganization, combination, exchange of shares of Stock or other similar events affecting the Stock.

ARTICLE 3

Distributions

3.1 Distributions.

(a) (i) Certificates representing Compensation Shares made the subject of an Award in any Plan Year prior to 2012 shall be delivered to the Participant as of the earlier of (X) the third anniversary of the date of the annual Award giving rise to the issuance of the Compensation Shares (or, if not a Business Day, the first Business Day following such anniversary) or (Y) the first Business Day of the month following the month in which such Participant’s service as a Director ceases.

(ii) Certificates representing Compensation Shares made the subject of an Award in any Plan Year subsequent to 2011 shall be delivered to the Participant as promptly as practicable following the date on which such Compensation Shares become vested in accordance with the provisions of Section 2.7 hereof.

(b) Any distribution payable with respect to Compensation Shares shall be paid directly to the Participant, except any securities issuable as a distribution with respect to such shares shall be delivered to and held in custody by the Company as additional Compensation Shares.

(c) (i) Upon the death of a Participant, and except to the extent unvested Compensation Shares were previously forfeited pursuant to Section 2.7, the Committee shall deliver stock certificates representing all Compensation Shares issued to such Participant to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. All such designations shall be made in writing and delivered to the Committee. A Participant may from time to time revoke or change any such designation by written notice to the Committee. In the event of the death of a Participant either prior to designating a Beneficiary pursuant to this subsection or concurrent with or after the death of such Beneficiary, or in the event of such Beneficiary’s death before delivery to him or her of certificates representing the Compensation Shares, such certificates shall be delivered to the estate of the later to die of the Participant or his Beneficiary provided that in the event in the designation of his Beneficiary the Participant specified any survival period, no certificates shall be delivered to such Beneficiary’s estate unless he or she survives such survival period; and further provided that in the event the Participant provides for a contingent Beneficiary, and such contingent Beneficiary is surviving at the time of the later of the death of the Participant or the expiration of any survival period, but the primary Beneficiary is not then living, such certificates shall be delivered to such contingent Beneficiary.

(ii) Any distribution under this subsection (c) shall be made as soon as practicable following the end of the month in which the Committee is notified of the Participant’s death or is satisfied as to the identity of the appropriate distributee or payee, whichever is later.

(d) (i) In the event of a Change in Control, notwithstanding any other provision of this Plan, the Committee shall, as soon as practicable after such Change in Control but in no event later than five (5) Business Days thereafter, deliver certificates representing all Compensation Shares to the Participant in whose name such certificates are registered.

(ii) A Change in Control shall mean the occurrence of any of the following:

(1) Consummation of (A) a merger or consolidation (or series of mergers and consolidations) of the Bank or the Company with any other entity other than (1) a merger or consolidation (or series of mergers and consolidations) which would result in the voting stock (as described in paragraph (2) of this subsection) of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 51% percent of the combined voting power of the voting stock of the Company (or such surviving entity) outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Bank or the Company (or similar transaction) in which no “person” (as defined in paragraph (2) of this subsection) acquires more than 49% of the combined voting power of the then outstanding securities of the Bank or the Company, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Bank or the Company, or (C) any plan or proposal for the liquidation or dissolution of the Bank or the Company;

(2) Any person (as such term is defined in Section 3(a)(9) and Section 13(d)(3) of the Exchange Act), corporation, or other entity (other than the Bank, the Company, or any benefit plan, including, but not limited to; any employee stock ownership plan, sponsored by the Bank, the Company, or any Subsidiary) shall become the “beneficial owner” (as such term is defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities representing 25%or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule l3d-3 in the case of rights to acquire such securities); or

(3) During any period of two consecutive calendar years, individuals who at the beginning of such period constitute the entire board of directors of the Company, and any new director (excluding a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (1) or (2) of this subsection) whose election by the board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute a majority thereof.

ARTICLE 4

The Committee

4.1 Authority. The Committee shall have full power and authority to administer the Plan, including the power to (i) promulgate forms to be used with respect to the Plan and authorize payments, (ii) promulgate rules of Plan administration, (iii) settle any disputes as to rights or benefits arising from the Plan, (iv) interpret the terms of the Plan, (v) make such decisions or take such action as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan; and (vi) engage counsel and consultants in order to fulfill its responsibilities and rely on advice of same.

4.2 Elections and Notices. All elections and notices required to be provided to the Committee under the Plan must be in such form or forms prescribed by, and contain such information as is required by, the Committee.

4.3 Allocation of Responsibilities. The Committee may, in its discretion, allocate responsibilities hereunder among one or more of its members and may delegate responsibilities to any person or persons being selected by it.

4.4 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.

ARTICLE 5

Miscellaneous

5.1 Non-alienation of Benefits. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit, prior to receipt thereof pursuant to the provisions of the Plan, shall be in any manner liable for or subject to the debts, contracts liabilities, engagements or torts of the Participant or his Beneficiary.

5.2 Book-Entry Shares. In the event the Committee authorizes the issuance pursuant to this Plan of shares of Stock in book-entry (uncertificated) form, all references herein to the delivery of stock certificates shall be inapplicable. The Company’s transfer agent shall keep appropriate records indicating the number of shares of Stock owned by each person to whom shares are issued pursuant to this Plan, the restrictions applicable to such shares of Stock and the duration thereof, and other relevant information. Upon expiration of any applicable restrictions for any reason, the transfer agent shall effect delivery of such shares of Stock by adjusting its records to reflect the expiration of such restrictions, and by notifying the person in whose name such shares were issued (or his or her Beneficiaries, if applicable) that such restrictions have lapsed.

5.3 Interim Award. In the event an individual becomes a Director otherwise than by election at an annual meeting of the Company’s stockholders, the Committee may, in its discretion, grant to such individual an award (an “Interim Award”) pursuant to this Plan. For purposes of Sections 2.7 and 3.1(a) hereof, an Interim Award shall be treated as if it had been made on the date of the last annual meeting of the Company’s stockholders held prior to the date such individual became a Director. The Committee shall have the discretion to determine the number of Compensation Shares comprising an Interim Award, but in no event shall the number of Compensation Shares exceed the number of Compensation Shares that would have been awarded as an annual Award pursuant to Section 2.2 hereof follwing the most recent annual meeting of the Company’s stockholders. In making such determination, the Committee shall take into consideration the number of months elapsed between the date of the last annual meeting of the Company’s stockholders held prior to the date such individual became a Director and the date such individual became a Director, and such other factors as the Committee may deem appropriate.

5.4 Invalidity. If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

5.5 Governing Law. This Plan shall be governed by the laws of the State of Connecticut, without regard to the conflict of law provisions thereof, to the extent not preempted by federal law.

5.6 Amendment, Modification and Termination of the Plan.

(a) Subject to the terms of subsection (b) hereof, the Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no such termination, amendment or modification shall adversely affect the rights of any Participant or Beneficiary, including his rights with respect to Compensation Shares issued prior to such termination, amendment or without his or her consent. Upon termination of the Plan, the Committee, as soon as is practicable thereafter, shall deliver certificates representing all Compensation Shares issued to each Participant.

(b) Notwithstanding the terms of subsection (a) of this Section 5.6, an amendment to or modification of Section 3.1(d) hereof shall become effective only with the approval of 65% of the Participants and Beneficiaries of deceased Participants who have undistributed Compensation Shares hereunder, provided, however, that in the event there is more than one such Beneficiary with respect to any individual deceased Participant, such Beneficiaries shall have a single vote which shall be cast as determined by a majority in interest of all Beneficiaries of such deceased Participant.

5.7 Successors and Heirs. The Plan and any properly executed elections hereunder shall be binding upon the Company and Participants, and upon any assignee or successor in interest to the Company and upon the heirs, legal representatives and beneficiaries of any Participant.

5.8 Status as Stockholders. Compensation Shares (other than Compensation Shares forfeited pursuant to Section 2.7) are shares of Stock, and each Participant in whose name Compensation Shares have been issued shall have all of the rights of a stockholder, including voting rights, except to the extent specifically limited by this Plan.

5.9 Rights. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board or any rights or interests other than as herein provided.

5.10 Withholding Taxes. The Company shall deduct from all distributions under the Plan any taxes required to be withheld by federal, state, or local governments.

5.11 Compliance with Laws. This Plan and the payments hereunder are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.

5.12 Plan Construction.

Anything in this Plan to the contrary notwithstanding, it is the intent of the Company that all transactions under the Plan satisfy the applicable requirements of Rule 16b-3 promulgated under the Exchange Act so that a Director will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act, as amended, and will not be subjected to avoidable liability thereunder.

5.13 Headings; Use of Terms. Headings and subheadings in the Plan are inserted for reference only and are not to be considered in the construction of the Plan. The masculine includes the feminine and the plural includes the singular, unless the context clearly indicates otherwise.

5.14 Approval; Effective Date. This Plan was approved by the Board and by the stockholders of the Bank, and became effective on the Effective Date.

5.15 Expiration Date. No further Awards shall be made pursuant to this Plan after the tenth anniversary of the Supplemental Effective Date, unless on or prior to such tenth anniversary the stockholders of the Company have approved an extension of this Plan to a later date.

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